Exhibit F-1

                                          April 28, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

            Re:   SEC File No. 70-9529
                  ---------------------

Ladies and Gentlemen:

            We have examined the Application on Form U-1, dated July 15, 1999, under the Public Utility Holding Company Act of 1935, as amended (the "Act"), filed by Jersey Central Power & Light Company ("JCP&L") with the Securities and Exchange Commission and docketed in SEC File No. 70-9529, as amended by Amendment No. 1 thereto, dated September 24, 1999, Amendment No. 2 thereto, dated February 18, 2000, and Amendment No. 3 thereto, dated this date, of which this opinion is to be a part. (The Application, as so amended and as thus to be amended, is hereinafter referred to as the "Application".)

            The Application contemplates, among other things, the organization by JCP&L of a Delaware limited liability company (the "Special Purpose Issuer"), which will be a direct or indirect subsidiary of JCP&L and will issue and sell up to $587 of transition bonds ("Transition Bonds"), in accordance with the New Jersey Electric Discount and Energy Competition Act of 1999.

            We have been counsel to JCP&L and its parent, GPU, Inc. and its subsidiaries for many years. In such capacity, we have participated in various proceedings relating to JCP&L, GPU and its other subsidiaries, and we are familiar with the terms of the outstanding securities of the corporations comprising the GPU holding company system.


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April 28, 2000
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            We  have  examined  such  records  of  JCP&L  and  its  subsidiaries including the Special Purpose Issuer, and have made such further investigation as we have deemed necessary as a basis for this opinion.

            We are members of the Bar of the State of New York and do not purport to be experts on the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. We have, however, reviewed the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting those laws to the extent required to express the opinions set forth herein.

            We have assumed that (i) all necessary action, corporate or otherwise, required on the part of JCP&L, and other relevant entities, including the Special Purpose Issuer, shall have been duly taken; (ii) the Commission shall have entered an order forthwith granting the Application; and (iii) all action under the Federal securities laws and state "Blue Sky" laws to permit the proposed transaction shall have been completed.

            Based  upon and  subject to the  foregoing,  and  assuming  that the
transactions   therein   proposed  are  carried  out  in  accordance   with  the
Application, we are of the opinion that:

                  (a)   all  State  laws   applicable  to  the  proposed
            transactions will have been complied with;

                  (b) the Special Purpose Issuer is validly organized and duly existing;

                  (c) upon payment of the purchase price therefor by the purchasers thereof, the Transition Bonds will be the valid and binding obligations of the Special Purpose Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and general equitable principles; and


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                  (d)  the  consummation  of the  transactions  proposed  in the
            Application will not violate the legal rights of the holders of any securities issued by GPU or any "associate company" thereof, as defined in the Act.

            We hereby consent to the filing of this opinion as an exhibit to the Application and in any proceedings before the Commission that may be held in connection therewith.

                                    Very truly yours,



                                    BERLACK, ISRAELS & LIBERMAN LLP